SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

         Filed by the Registrant |X| Filed by a Party other than the Registrant |_| Check the appropriate box:
         |X| Preliminary Proxy Statement |_| Confidential for Use of Commission
                                         Only (as permitted by Rule 14a-6(e)(2)
         |_| Definitive Proxy Statement
         |_| Definitive Additional Materials
         |_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          eResource Capital Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment  of filing fee (Check the appropriate box):
        |X| No fee required.
        |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.
        (1) Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------------
        (2) Aggregate number of securities to which transaction applies:
-------------------------------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
-------------------------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------------
         (5) Total fee paid:
-------------------------------------------------------------------------------
         |_| Fee paid previously with preliminary materials.

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1) Amount Previously Paid:
-------------------------------------------------------------------------------
         (2) Form, Schedule or Registration Statement No.:
-------------------------------------------------------------------------------
         (3) Filing Party:

-------------------------------------------------------------------------------
         (4) Date Filed:

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                                     1
                          eResource Capital Group, Inc.
                       5935 Carnegie Boulevard, Suite 100
                               Charlotte, NC 28209

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on May 17, 2002


To the Stockholders of eResource Capital Group, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders (together with any adjournments or postponements thereof, the "Meeting") of eResource Capital Group, Inc., a Delaware corporation (the "Company"), will be held at the Homewood Suites hotel, located at 755 Currency Circle, Lake Mary, Florida 32746, on May 17, 2002 at 11:00 a.m., local time, for the purpose of considering and voting upon the following matters:

(1)      To elect a board of six directors, each to serve a one-year term;

(2) Authorization for the Board of Directors, in its sole discretion, to amend the Company's Restated Certificate of Incorporation to effect a reverse stock split of no more than 1-for-10 and no less than 1-for-5 of the issued and outstanding shares of the Company's Common Stock without further approval or authorization of the Company's stockholders;

(3) To ratify the Board of Directors' selection of Crisp Hughes Evans LLP as the Company's independent auditors for the fiscal year ended June 30, 2002; and

(4) To transact such other business as may properly come before the Meeting.

These items are more fully described in the accompanying Proxy Statement, which is hereby made a part of this Notice of Annual Meeting of Stockholders.

The Board has fixed the close of business on March 18, 2002 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting.

A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2001 is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this Notice.

The Company is offering stockholders transportation to the Meeting via its charter service. These shuttles depart from Atlanta, GA, Charlotte, NC, Cincinnati, OH and Louisville, KY at approximately 7:00 a.m. on Friday, May 17, 2002 and arrive at the Sanford Orlando International airport at approximately 9:15 a.m. Returning flights depart on Friday, May 17, 2002 at approximately 7:00 p.m. from Orlando. Round trip fares range from approximately $130 to $170 depending on the itinerary. Further information on these flights can be obtained at www.eresourcecapital.com or by calling flightserv.com at (770) 986-9791.

By Order of the Board,


                                           Michael D. Pruitt
                                           Chairman of the Board,
                                           Chief Executive Officer and President
Charlotte, NC
April 15, 2002

================================================================================

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE-PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES. ADDITIONALLY, IN ORDER TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
================================================================================

                                 PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS OF
                          eRESOURCE CAPITAL GROUP, INC.

                                  May 17, 2002


                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

         This Proxy Statement (the "Proxy Statement") and the accompanying form of proxy are being furnished to the stockholders of eResource Capital Group, Inc. (the "Company") in connection with the solicitation of proxies by the Board of the Company (the "Board") from holders of its outstanding common stock (the "Common Stock"), for use at the Annual Meeting of Stockholders of the Company (together with any adjournments or postponements thereof, the "Meeting") to be held at the Homewood Suites hotel, located at 755 Currency Circle, Lake Mary, Florida 32746, on May 17, 2002 at 11:00 a.m., local time. The Homewood Suites hotel is approximately 10 miles from the Orlando Sanford International airport. This Proxy Statement, the accompanying form of proxy and the Annual Report to Stockholders are expected to be mailed to stockholders of the Company on or about May 1, 2002.

Solicitation

         The expense of this solicitation will be borne by the Company. Solicitation will be primarily by use of the mails. Executive officers and other employees of the Company may solicit proxies, without additional compensation, personally and by telephone and other means of communication. The Company will also reimburse brokers and other persons holding Common Stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxies and proxy materials to beneficial owners.

Voting Rights and Outstanding Shares

         Stockholders of record as of the close of business on March 18, 2002 (the "Record Date") will be entitled to vote at the Meeting (except as noted below). Each share of outstanding Common Stock is entitled to one vote. As of the Record Date, there were 85,281,215 shares of Common Stock outstanding of which 78,089,785 shares will be entitled to vote at the Meeting for the election of directors. All of the outstanding shares as of the Record Date will be entitled to vote at the Meeting with respect to the proposal to authorize the Company's Board of Directors, in its sole discretion, to amend the Company's Restated Certificate of Incorporation to effect a reverse stock split of no more than 1-for-10 and no less than 1-for-5 of the issued and outstanding shares of the Company's Common Stock without further approval or authorization of the Company's stockholders (the "Stock Split"), and to ratify the Board of Directors' selection of Crisp Hughes Evans LLP ("CHE") as the Company's independent auditors for the audit of the Company's financial statements for the fiscal year ended June 30, 2002 ("Auditor Appointment").

         The presence at the Meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock as of the Record Date will constitute a quorum for transacting business at the Meeting. Abstentions and broker non-votes are counted towards a quorum. Provided a quorum is present at the Meeting, directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote for the election of directors. The Stock Split and the Auditor Appointment will each be ratified by an affirmative vote of a majority of shares entitled to vote thereon that were outstanding as of the Record Date.

         The inspector of elections appointed for the Meeting will tabulate all votes. The inspector of elections will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted for purposes of determining either the presence or absence of a quorum for the transaction of business and the total number of votes cast with respect to a particular matter. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for or against the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will not be considered votes cast and, accordingly, will not affect the determination as to whether a majority of votes cast has been obtained with respect to such matters.

Revocability of Proxies

         The shares of Common Stock represented by proxy will be voted as instructed if received in time for the Meeting. If no instructions are indicated, such shares will be voted in favor of (FOR) (i) each nominee for election as a director specified herein; (ii) the approval of the Stock Split; and (iii) ratification of the selection of CHE as the Company's independent auditors for the fiscal year ended June 30, 2002. Shares of Common Stock represented by proxy will be voted (iv) in the discretion of the proxy holder as to any other matter that may properly come before the Meeting. Any person signing and mailing the proxy may, nevertheless, revoke it at any time before it is exercised by written notice to the Company (Attention: John Van Heel, 5935 Carnegie Boulevard, Suite 100, Charlotte, NC 28209), or by attending in person and voting at the Meeting. Attendance at the Meeting, however, will not itself constitute the revocation of a proxy.


                       PROPOSAL 1 -- ELECTION OF DIRECTORS

         Six directors, constituting the entire Board, are to be elected at the Meeting and, if elected, will serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified. The Company's Bylaws, as amended, provide that the Board shall consist of a minimum of three and a maximum of nine members and, as established by resolution of the Board on June 11, 2001, shall be five or six members.


         The nominees of the Board are set forth below. All of the current members of the Board have been nominated to continue to serve as directors of the Company. In the event any nominee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. If additional persons are nominated for election as directors, then the proxy holders intend to vote all proxies received by them for the nominees listed below unless instructed otherwise. As of the date of this Proxy Statement, the Company is not aware of any nominee who is unable or who will decline to serve as a director, if elected.

Nominees for Election as Directors

         Set forth below are the names, ages (at March 18, 2002), positions and offices held and a brief description of the business experience during the past five years of each person nominated to serve as a director of the Company.


     Dr. James A. Verbrugge (age 60) has served as a director of the Company since January 11, 1999 when he was appointed by the Board to fill the vacancy created by the resignation of a director of the Company. Dr. Verbrugge is a Professor of Finance and Chairman, Department of Banking and Finance of the University of Georgia, where he has been employed since 1968. Dr. Verbrugge is also actively involved in executive education programs at the University of Georgia and teaches executive education programs at the University of Washington, University of Florida and University of Colorado. Since July 2001, Dr. Verbrugge has also been a director of Crown Crafts, Inc.

     Sylvia A. de Leon (age 51) has served as a director of the Company since December 12, 1999 when she was appointed by the Board to fill the vacancy created by the resignation of Joel A. Goldberg as a director of the Company. Ms. de Leon is a Senior Partner with the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P., where she has been employed since 1977. Ms. de Leon also serves on the Board of Directors of the National Railroad Passenger Corporation (Amtrak). During the last five years, Ms. de Leon has also served on the National Civil Aviation Review Commission, the National Commission to Ensure a Strong
Competitive Airline Industry and the White House Conference on Travel and Tourism, where she co-chaired the infrastructure and investment committee.

         Eric A. Black (age 57) has served as a director of the Company since June 14, 2001 when he was appointed by the Board as an additional outside director of the Company. Prior to joining the Board, Mr. Black was engaged in consulting activities. From January 2000 through December 2000, Mr. Black was President of L & H Healthcare Solutions Group. From August 1999 to December 1999, Mr. Black was President Chief Executive Officer of E-DOC'S. From 1976 to 1999, Mr. Black was employed by Browning-Ferris Industries, Inc. working domestically and internationally with the last three years serving as President and Chief Operating Officer of Browning-Ferris International.

     Paul B. Johnson (age 53) has served as a director of the Company since July 11, 2001 when he was appointed by the Board to fill a vacancy on the Board created by the resignation of Arthur G. Weiss as a director of the Company. Since January 2001, Mr. Johnson has been Managing Partner of La Meg Holdings, L.P. and Chief Executive Officer and owner of MLI Solutions. Since 1999, Mr. Johnson has been Chief Executive Officer and owner of MLI Solutions. Since 1999, Mr. Johnson has been Chief Executive Officer of the SportsLineUp.com. During 1999 and 2000, Mr. Johnson was Chief Executive Officer and majority owner of Myhomesource.com. From 1998 through 2000, Mr. Johnson was a director of Ariel Performance - Centered Systems. Prior to 1998, Mr. Johnson was Chief Executive Officer of Multimedia Learning, Inc.

     Michael D. Pruitt (age 41) has served as Chairman since July 11, 2001 and as a director of the Company since October 3, 2000 when he was appointed by the Board to fill a vacancy on the Board. Mr. Pruitt was elected to the Board at the Annual Stockholders meeting held on January 10, 2001. Mr. Pruitt has served as Chief Executive Officer of the Company since November 8, 2000 and was named Chairman of the Board on July 11, 2001. In addition, Mr. Pruitt is the founder of Avenel Ventures, Inc., an e-commerce investment and business development company, and has served as President, Chief Executive Officer and director of Avenel Ventures, Inc. since its formation in June, 2000. In May, 1999, Mr.
Pruitt founded Avenel Financial Group, Inc., a financial services firm specializing in e-commerce and technology investments, where he concentrated his efforts until June 2000. From October, 1997 through May, 1999, Mr. Pruitt was the Executive Vice President of Marketers World International, which was acquired by High Speed Net Solutions, Inc. Prior to that, Mr. Pruitt was an independent consultant from January 1997 through October 1997. From January 1992 through January 1997, Mr. Pruitt was the COO of a trucking company with revenues in excess of $50 million per year.

         Melinda Morris Zanoni (age 32) has served as a director of the Company since January 10, 2001 when she was elected at the Annual Stockholders meeting. Ms. Zanoni has served as Executive Vice President of the Company since November 8, 2000. In addition, Ms. Zanoni has served as a director and Executive Vice President of Avenel Ventures, Inc. since June, 2000. Prior to joining Avenel Ventures, Inc., from February 1996 through June 2000, Ms. Zanoni was an attorney with the law firm of Nelson Mullins Riley & Scarborough, LLP in Charlotte, North Carolina where she concentrated in the areas of mergers and acquisitions and commercial finance. From May, 1994 through February, 1996, she was a transactional attorney concentrating in corporate law at Fagel & Haber in Chicago, Illinois.

         There are no family relationships among any of the executive officers or directors of the Company. No arrangement or understanding exists between any executive officer or any other person pursuant to which any executive officer was selected as an executive officer of the Company. Executive officers of the Company are elected or appointed by the Board and hold office until their successors are elected or until their death, resignation or removal.

Certain Information Concerning the Board


     The Board is currently comprised of Dr. Verbrugge, Mr. Black, Mr. Johnson, Ms. De Leon, Mr. Pruitt and Ms. Zanoni. During the fiscal year ended June
30, 2001, the Board met seven times. From the time each director was appointed to the Board, each director attended, in person or by telephone, all of such meetings of the Board, except Ms. de Leon did not attend the Board's June 11, 2001 meeting.

     As of June 30, 2001, the Board was comprised of Dr. Verbrugge, Mr. Black, Mr. Johnson, Ms. De Leon, Mr. Pruitt and Ms. Zanoni. In June 2001, Mr. Arthur G. Weiss resigned as Chairman of the Board and as a director of the Company and in August 2000 Mr. William Astrop resigned as a director of the company. Pursuant to the Company's Bylaws, the Company appointed Mr. Pruitt, then Chief Executive Officer and President, as Chairman of the Board in July 2001. The Board also appointed Mr. Johnson to the Board in July 2001 to fill the vacancy on the Board created by the resignation of Mr. Weiss and appointed Mr. Black to the Board as an additional director in June 2001.


     The Board has established an audit committee (the "Audit Committee"). The Audit Committee is comprised of Dr. Verbrugge, Ms. de Leon and Mr. Black with Dr. Verbrugge serving as its Chairman. Dr. Verbrugge was appointed to the Audit Committee on February 10, 1999, Ms. de Leon was appointed to the Audit Committee on January 14, 2000 and Mr. Black was appointed to the Audit Committee on July 11, 2001. Mr. Astrop resigned from the Audit Committee simultaneously with his resignation from the Board in August 2000. The Audit Committee convenes when deemed appropriate or necessary by its members. During the fiscal year ended June 30, 2001, one meeting of the Audit Committee was held, which was attended by Dr. Verbrugge and Mr. Astrop. Ms. de Leon did not attend the meeting held in fiscal 2001. The Audit Committee also held meetings on July 11, 2001, September 28, 2001 and November 20, 2001. Dr. Verbrugge and Mr. Black attended all meetings held subsequent to June 30, 2001 and Ms. De Leon attended the July 11, 2001 meeting.

     In January 2001, the Board established a compensation committee, which is comprised of Dr. Verbrugge, Mr. Pruitt and Ms. Zanoni. The Compensation Committee convenes when deemed appropriate or necessary by its members.

     The Board has not established a nominating committee.

Audit Committee Report

         The Company's Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter is included as Exhibit A to this Proxy Statement. The primary functions of the Audit Committee are set forth in its charter and include: (i) recommending an accounting firm to be appointed by the Company as its independent auditors; (ii) consulting with the Company's independent auditors regarding their audit plan; (iii) reviewing the Company's financial statements with its auditors; and (iv) determining that management placed no restrictions on the scope or implementation of the independent auditor's report. The members of the Audit Committee are independent as defined in Section 121(A) of the American Stock Exchange Listing Standards.

         The Audit Committee reports as follows:

(i) The Audit Committee reviewed and discussed the Company's audited financial statements for the year ended June 30, 2001 with the Company's management;


(ii) The Audit Committee has discussed with Ernst & Young, LLP ("Ernst & Young"), the Company's independent auditors for the fiscal year ending June 30, 2001, the matters required to be discussed by Statement of Accounting Standards 61;


(iii) The Audit Committee has received the written disclosures and the letter from Ernst & Young required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed Ernst & Young's independence with representatives of Ernst & Young;


(iv) Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2001 for filing with the Securities and Exchange Commission; and

(v) The Audit Committee approved the change in the Company's independent auditors from Ernst & Young to Crisp Hughes Evans LLP ("CHE"). The change in the Company's independent auditor was made effective on January 31, 2002 and reported on Form 8-K dated February 7, 2002 and amended on February 22, 2002.

         Members of the Audit Committee:

                  Dr. Verbrugge, Ms. de Leon and Mr. Black.

Executive Officers

         Set forth below are the names, ages, positions and offices held and a brief description of the business experience during the past five years of each of the Company's executive officers who are not also directors or director nominees.

         John Van Heel (age 36) has served as Vice President of Finance and Treasurer of the Company since January 1, 2002. The Company's Board of Directors ratified Mr. Van Heel's employment contract on March 15, 2002. From May 2000 through January 2002, Mr. Van Heel was Chief Financial Officer of Logisoft Corp., a provider of Internet and technology solutions to corporate customers and educational entities. From 1997 to May 2000, Mr. Van Heel was a Director - Transaction Services in the New York and Milan, Italy offices of PricewaterhouseCoopers where he consulted with corporate and private equity clients on mergers and acquisitions and financial reporting matters.

Beneficial Ownership of Management and Certain Beneficial Owners

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of April 1, 2002 by: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each of the Company's directors; (iii) each of the Company's named executive officers included in the Summary Compensation Table included elsewhere herein; and (iv) all of the Company's current directors and executive officers as a group. Except as otherwise noted, the person or entity named has sole voting and investment power over the shares indicated.



                                                              Shares of Common Stock Beneficially Owned(1)
                         Name                                        Number            Percent (13)
-----------------------------------------------------        --------------------------------------
Michael D. Pruitt  + ++(2)                                          5,838,913                6.9%
Wendell M. Starke Trust(3)                                          4,800,000                5.6
Four Corners Capital, LLC(4)                                        3,799,866                4.3
Eric A. Black ++(5)                                                   100,000                 *
Paul B. Johnson ++(5)                                                 100,000                 *
Sylvia A. de Leon ++(6)                                               600,000                 *
Dr. James A. Verbrugge ++(7)                                          710,833                 *
Melinda Morris Zanoni + ++(8)                                       2,600,000                3.0
William Wortman (9)                                                   250,000                 *
Todd Bottorff (10)                                                    500,000                 *
John Van Heel + (11)                                                  119,250                 *

All Current Executive Officers and Directors as a Group             10,068,996               11.4%
(7 Persons)(12)


  +    Executive Officer of the Company
  ++   Director of the Company
  *    Less than 1%

(1) Information as to beneficial ownership of Common Stock has been furnished to the Company either by or on behalf of the indicated person or is taken from reports on file with the SEC.


(2) Includes 4,250,000 shares issued in connection with the Company's acquisition of DMM of which Avenel Financial Group, Inc., which is owned by Mr. Pruitt, now holds 2,000,000 shares. Also includes 325,000 shares issued in each of the LST, Inc. ("LST") and Avenel Ventures, Inc. ("Avenel") acquisitions. Includes 600,000 shares issuable upon exercise of options.
     Mr. Pruitt's address is 5935 Carnegie Boulevard, Suite 101, Charlotte, North Carolina, 28209.

(3) Based upon its Schedule 13D/A filed on July 2, 1999, Wendell M. Starke is the trustee of the Wendell M. Starke Trust, which owns 4,800,000 shares. The trust's address is 4300 Paces Ferry Road, Suite 500, Atlanta, Georgia, 30339.

(4) Includes 3,599,866 shares issuable upon exercise of warrants. The address of Four Corners Capital, LLC is 10 Burton Hills Boulevard, Suite 120, Nashville, Tennessee, 37215.

(5) Represents shares issuable upon exercise of options. Excludes 100,000 shares issuable upon exercise of options that are not exercisable on or within 60 days of April 1, 2002.

(6)  Represents shares issuable upon the exercise of options.

(7)  Includes 600,000 shares issuable upon exercise of options.

(8) Consists of 600,000 shares issuable upon exercise of options and 2,000,000 shares issued in connection with the acquisition of Avenel.

(9) Represents shares issuable upon the exercise of options. Mr. Wortman was Vice President and Chief Financial Officer of the Company from June 24, 1999 to December 31, 2001.

(10) Represents shares issuable upon the exercise of options. Mr. Bottorff was Chief Operating Officer of the Company from May 7, 2000 to January 17, 2001. Mr. Bottorff's stock options are exercisable at $1.43 and have a term of three years from January 2001.

(11) Includes 23,000 shares owned plus 96,250 issuable upon exercise of options. Excludes 404,750 shares issuable upon exercise of options that are not exercisable on or within 60 days of April 1, 2002.

(12) Excludes 608,750 shares issuable upon exercise of options that are not exercisable on or within 60 days of April 1, 2002.

(13) In computing the percentage ownership of a person, shares of Common Stock that are acquirable by such person within 60 days of April 1, 2002 are deemed outstanding. These shares of Common Stock, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of April 1, 2002, there were 85,611,215 share of Common Stock outstanding.


Compensation of Non-Employee Directors


         Directors of the Company who are not employees of the Company receive compensation of $750 for telephonic Board meetings and $1,000 per regular Board meeting. The Board expects to meet at least on a quarterly basis in fiscal 2002. Directors are also entitled to reimbursement of reasonable out-of-pocket expenses incurred by them in attending Board meetings. In fiscal 2001, the Company expensed $37,709 for director fees and expenses.

         In December 2000, the Board of Directors approved stock options to purchase an aggregate of 1,200,000 shares of Common Stock to Dr. Verbrugge and Ms. de Leon at an exercise price of $0.70 per share in connection with their services as members of the Company's Board of Directors. These stock options were immediately vested upon their issuance.

         In June and July 2001 the Board of Directors approved stock options to purchase an aggregate of 200,000 shares of Common Stock each to Mr. Black and Mr. Johnson, respectively, in connection with their services as members of the Company's Board of Directors. Mr. Black's stock options have an exercise price of $0.95 per share and Mr. Johnson's have an exercise price of $0.85 per share. The vesting of the stock options granted to Mr. Black and Mr. Johnson is 50,000 upon grant, 50,000 in December 2001 and 100,000 in June 2002 and July 2002, respectively.

         In July and November 1999, the Company approved non-qualified stock options to purchase an aggregate of 3,800,000 shares of Common Stock at an exercise prices ranging from $0.4177 to $4.00 per share, in connection with the services of certain current and former outside members of the Board of Directors. These stock options are subject to stockholder approval, which has not been obtained. As a result, these stock options are not currently exercisable but could be approved by the stockholders at a later date. The Board of Directors has no current plans to submit these stock options for approval by the Company's stockholders.


Employment Contracts


         On November 8, 2000, the Company entered an employment agreement ("the Pruitt Agreement") with Mr. Pruitt. The Pruitt Agreement provides for an annual base salary of $180,000 and an initial term of two years. After the initial term, the Pruitt Agreement renews automatically for one (1) year unless either party gives 60 days written notice.

         On November 8, 2000, the Company entered an employment agreement ("the Zanoni Agreement") with Ms. Zanoni. The Zanoni Agreement provides for an annual base salary of $160,000 and an initial term of two years. After the initial term, the Zanoni Agreement renews automatically for one (1) year unless either party gives 60 days written notice.

         On January 1, 2002, the Company entered an employment agreement ("the Van Heel Agreement") with Mr. Van Heel, which provided for an annual base salary of $99,000 and a term of eighteen (18) months. After the initial term, the Van Heel Agreement renews automatically for one (1) year periods unless either party gives 60 days written notice.

         On January 17, 2001, Mr. Bottorff resigned as President and Chief Operating Officer of the Company and entered into an agreement with the Company to terminate his employment contract and provide for his continued service to the Company as an independent consultant for an eight-month period thereafter.

Summary Executive Compensation Table

         The following table sets forth for the fiscal years ended 2000 and 2001 the cash and non-cash compensation awarded, earned or paid by the Company to all individuals serving as Chief Executive Officer of the Company at any time during fiscal year 2001 and all executive officers of the Company or any of its subsidiaries who received salary and bonuses in excess of $100,000 during fiscal year 2001 (collectively, the "Named Executives").

                                                                                         Long-Term
                                                       Fiscal                          Compensation    Other Annual
              Name and Principal Position               Year      Salary      Bonus  Stock Options(7)  Compensation
    ----------------------------------------------     ------  -----------  -------- ------------------------------
    Michael D. Pruitt, Chairman/President/CEO           2001   $      --(1)              600,000         $     --
                                                        2000          --         --           --               --
    Todd Bottorff, Former President and Chief           2001   $ 160,000         --      500,000               --
    Executive Officer (8)
                                                        2000      23,333         --           --               --
    C. Beverly Lance, Former Chief Executive            2001          --         --           --               --
    Officer  (2)
                                                        2000   $ 198,333         --           (6)        $ 57,530(3)
    Melinda Morris Zanoni, Executive Vice President
    and Secretary(4)                                    2001   $  93,333         --      600,000         $     --
                                                        2000          --         --           --               --
    William L. Wortman, Former Chief Financial          2001   $ 150,000         --      500,000         $  1,800(9)
    Officer  (5)
                                                        2000   $ 133,750    $10,000           (6)        $  1,125(9)

    -------------------------------------

(1) Mr. Pruitt's employment contract dated November 8, 2000 provides for an annual base salary of $180,000. Mr. Pruitt agreed to forego his salary in fiscal 2001. Mr. Pruitt has not taken a salary to date in fiscal 2002.

(2) Mr. Lance was President from February 10, 1999 thru May 2000 and CEO from February 10, 1999 until his resignation in July 2000. Mr. Lance's annual base salary was $170,000. The salary amount above includes Mr. Lance's base salary and $28,333 of paid vacation.

(3) Includes $29,452 of life and long-term disability insurance premiums.

(4) Ms. Zanoni's employment contract dated November 8, 2000, provides for an annual base salary of $160,000.


(5) Mr. Wortman was Vice President and Chief Financial Officer of the Company from June 24, 1999 to December 31, 2001. Mr. Wortman's annual base salary was $150,000. Mr. Wortman was granted 250,000 stock options in December 2001. These stock options are exercisable at $0.18 per share, are fully vested and have a term of three years. Mr. Wortman was also granted 500,000 stock options in December 2000, which expired on March 31, 2002.

(6) In fiscal 2000, the Company's Board approved nonqualified options to purchase Common Stock for Messrs. Lance and Wortman subject to stockholder approval, which approval was not submitted for a stockholders vote at the Annual Meeting held on July 11, 2000. The options of Mr. Lance were cancelled. The options to purchase 300,000 shares of Common Stock approved by the Board for Mr. Wortman were never approved by the stockholders.

(7) The stock options listed below have an exercise price at or above the fair market value of the Common Stock on the date of grant of such options.

(8) Mr. Bottorff resigned as the Company's President and Chief Operating Officer in January 2001. In connection with his resignation, Mr. Bottorff was granted 500,000 stock options with a three-year term and was retained as an independent consultant by the Company for a period of eight months.

(9)  Represents life insurance premiums.

Long-Term Compensation - Stock Options

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information regarding the grant of stock options to the Named Executives during the fiscal year ended June 30, 2001:

                                           Number of         % of Total
                                          Securities      Options Granted
                                          Underlying       to Employees   Exercise   Expiration
                                        Options Granted   in Fiscal 2001    Price       Date
         Michael D. Pruitt                  600,000(1)          7.8%       $ 0.70      12/27/2010
         Melinda Morris Zanoni              600,000(1)          7.8%       $ 0.70      12/27/2010
         Todd Bottorff                      500,000             6.5%       $ 1.44       1/16/2004
         William L. Wortman                 500,000             6.5%       $ 0.70      12/27/2010

         (1)      Represents options granted for serving as a director of the Company.

         The following table sets forth information concerning each exercise of options during the last completed fiscal year by each of the Named Executives and the value of unexercised options held by the Named Executives as of June 30, 2001.

                                                                   Number of Securities
                                                                        Underlying             Value Of Unexercised
                                                                    Unexercised Options            In-The-Money
                                  Shares Acquired     Value             At 6/30/01              Options At 6/30/01
                Name                On Exercise    Realized(1)   Exercisable/Unexercisable  Exercisable/Unexercisable(2)
     --------------------------  ---------------   -----------   -------------------------  ----------------------------
     Michael D. Pruitt                100,000       $  10,000              100,000/400,000             $14,000/$56,000
     Melinda Morris Zanoni                  0               0              200,000/400,000             $28,000/$56,000
     Todd Bottorff                          0               0                  500,000/-0-                     -0-/-0-
     William L. Wortman                     0               0              200,000/300,000             $28,000/$42,000

         (1) Calculated by determining the difference between the fair market value of the shares of RCG Common Stock underlying this option and the exercise price of such option on the date of exercise.

         (2) The dollar values of the RCG stock options are calculated by determining the difference between the fair market value of the shares of RCG Common Stock underlying the options and the exercise price of such options at June 30, 2001.

Certain Relationships and Related Transactions

         In connection with consulting services related to the Company's Internet-based, private aviation travel service business provided by Mr. Bert Lance, the father of the Company's former President and Chief Executive Officer, the Company in fiscal 2000 and 1999 granted warrants to purchase 1,600,000 and 400,000 shares, respectively, of its Common Stock to the Bert Lance Grantor Trust. In addition, the Company paid consulting fees of $183,000 to Mr. Bert Lance in fiscal 2000. In August 2000, the Bert Lance Grantor Trust assigned 250,000 of such warrants to an unrelated third party, with the Company's consent, and such warrants were exercised for cash proceeds of $125,000 to the Company.

         In January 2000, the Company entered into a common stock purchase agreement (the "Four Corners Purchase Agreement") with Four Corners Capital, LLC ("Four Corners"), which provides for an equity financing package consisting of the sale of restricted Common Stock and warrants. Under the terms of the Four Corners Purchase Agreement, Four Corners purchased from the Company, for an aggregate purchase price of $1,000,000, 165,070 shares of restricted Common Stock, and warrants to purchase up to 2,723,668 shares of Common Stock. In connection with the Four Corners Purchase Agreement, the Company entered into a Registration Rights Agreement with respect to the Common Stock purchased by Four Corners and the Common Stock underlying all options or warrants held by Four Corners. The terms of the Purchase Agreement were the result of arms' length negotiations between the parties. Mr. Goldberg, a former director of the Company, owns a 25% interest in Four Corners.

         In connection with the equity financing provided by the Four Corners Purchase Agreement and the Company's $5,000,000 private placement of Common Stock in January 2000, the Company agreed to pay Four Corners a fee for services provided to the Company equal to 6% of the proceeds actually received by the Company and to reimburse Four Corners for expenses relating to the financing. In fiscal 2000, the Company paid fees to Four Corners in the amount of $360,000 and has reimbursed Four Corners for approximately $58,000 in expenses.

         On January 23, 2001, the Company entered into a General Release and Settlement Agreement with Four Corners and D.C. Investment Partners Exchange Fund, L.P. pursuant to which all claims relating to the Four Corners Purchase Agreement and the fees owed to Four Corners by the Company, if any, were settled and released.

         In a series of transactions consummated during the 1999 fiscal year, Mr. Conner, a former President and Chief Executive Officer of the Company, and another former officer of the Company purchased real property assets used in connection with certain discontinued operations of the Company with an aggregate book value of $16 million and assumed all related mortgage indebtedness. The Company received cash, notes receivable or Common Stock in these transactions. As of June 30, 1999, the Company held notes receivable for $465,000 with respect to these transactions, and received payment in full subsequent thereto. In fiscal 2000, the Company sold additional assets of discontinued operations with a carrying value of $400,000 for cash and other assets of discontinued operations for $1 million in notes receivable plus assumption of approximately $2.2 million in mortgage indebtedness. At June 30, 2000, the aggregate note balance was $900,000 which amount was fully reserved as uncollectible by the Company due to Mr. Conner's inability to obtain financing to complete the planned development of the property. These transactions were entered into with entities in which the former chief executive officer and a former officer are investors. All such transactions were the result of arms' length negotiations.

         In December 1999, the Company issued 400,000 shares of restricted Common Stock from treasury to certain parties including Langdon Flowers, Jr. (a former director of the Company), Mr. Flower's father and a former officer of the Company. The shares were issued pursuant to an agreement that resolved outstanding issues related to certain transactions involving the Company's discontinued real estate operations, which reduced the related asset valuations, by $193,000. The transaction was the result of arms-length negotiations. In connection therewith, the Company entered into a Registration Rights Agreement with the holders of such shares.

         In fiscal 2000, the Company advanced $275,100 in anticipation of an equity investment in a newly formed entity that would acquire private jets for use in connection with flights arranged through the Company's Private SeatsTM program. The entity was formed and managed by Four Corners. Due to the Company's inability to raise adequate capital to complete the planned acquisition of aircraft, these advances were written off as of June 30, 2000.

         Mr. Pruitt and a company owned by Mr. Pruitt have loaned money to the Company. At June 30, 2001, $120,000 and $216,000 were due to Mr. Pruitt and a company owned by Mr. Pruitt, respectively. Of the $120,000 due to Mr. Pruitt, $100,000 is a demand note payable to Mr. Pruitt bearing interest at 12%. The other $20,000 from Mr. Pruitt is an advance bearing imputed interest of 8% and payable upon demand. The $216,000 represents notes payable that bear imputed interest of 8% and are due on demand.

     In September 2000, the Company acquired all of the issued and outstanding shares of capital stock of DM Marketing, Inc. ("DMM") for 8,450,000 shares of the Company's Common Stock. Mr. Pruitt was a 50% stockholder of DMM at the time of the acquisition. Mr. Pruitt was not a director, officer or stockholder of the Company at the time the acquisition was negotiated and the consideration paid was determined as a result of arms-length negotiations.

         In February 2001, the Company acquired all of the issued and outstanding capital stock of Avenel Ventures, Inc. ("Avenel") for 6,700,000 shares of the Company's Common Stock. Mr. Pruitt was an officer, director and 4.9% stockholder of Avenel. Melinda Morris Zanoni was a director, officer and 29.9% stockholder of Avenel. In connection with the acquisition, Mr. Pruitt and Ms. Zanoni entered into employment agreements to serve as executive officers of the Company. Ms. Zanoni was not an officer, director or stockholder of the Company at the time the Avenel acquisition was approved by the Company's Board of Directors. The consideration paid was the result of arms-length negotiations between the Company and the Avenel stockholders and was recommended by a special committee of the Company's Board of Directors.

         In April 2001, the Company acquired 100% of the issued and outstanding capital stock of LST, the Company's home technology business, for 8,074,575 shares of the Company's Common Stock excluding 2,000,000 shares issuable based on certain performance goals. Mr. Pruitt was a 3.2% stockholder of LST at the time of the acquisition and sold his shares for the same per share consideration received by the other LST stockholders.

         In December 2001, Mr. Pruitt provided collateral securing a bank line of credit of $100,000 for the Company's home technology business.

         Mr. Pruitt, President/CEO and Chairman of the Board of Directors of the Company, is a minority investor in a company that is a franchisee of the Company's home technology business in three markets in Maryland and in a separate company that is a franchisee in three markets in South Carolina.

     Mr. Johnson, a director of the Company, is a minority stockholder in a company that is a franchisee of the Company's home technology business in the Dallas, Texas market.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own beneficially more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of such securities of the Company. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.


         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners were complied with during the fiscal year ended June 30, 2001.

                                   PROPOSAL 2


AUTHORIZATION FOR THE BOARD OF DIRECTORS, IN ITS SOLE DISCRETION, TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF NO MORE THAN 1-FOR-10 AND NO LESS THAN 1-FOR-5 OF THE ISSUED AND OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF THE COMPANY'S STOCKHOLDERS

         On April 10, 2002, the Company's Board of Directors adopted resolutions, (i) declaring the advisability of a reverse stock split, subject to stockholder approval, of no more than 1-for-10 and no less than 1-for-5, (ii) amending the Company's Restated Certificate of Incorporation, to effect a reverse stock split, subject to stockholder approval, and (iii) authorizing any other action it deems necessary to effect a reverse stock split, without further approval or authorization of the Company's stockholders, at any time prior to May 17, 2003.

         If the Stockholders approve the Stock Split, a reverse stock split could become effective on any date selected by the Board of Directors prior to May 17, 2003. The Board of Directors may only effect one reverse stock split within the range provided for in this proposal. The Board of Directors reserves the right to forego or postpone effecting a reverse stock split if such action is determined not to be in the best interests of the Company and its stockholders. If no approved reverse stock split is implemented by the Board of Directors and effected by the May 17, 2003, this proposal will be deemed abandoned, without any further effect. In such case, the Board of Directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

         In the event the Company's Board of Directors implements an approved reverse stock split prior to the May 17, 2003, it intends to effect the split with a ratio that will most closely approximate a fair market value of $1.00 per share of the Company's Common Stock, based on the closing bid price for the Company's Common Stock on the American Stock Exchange. Contingent on implementation by the Board of Directors, upon filing of an amendment to the Company's Restated Certificate of Incorporation with the Delaware Secretary of State, a reverse stock split will be effective.

Reasons for the Reverse Stock Split

The reason for the reverse stock split is to increase the per share market price of the Company's Common Stock. The Board of Directors believes that the current low per share market price of the Company's Common Stock has had a negative effect on the marketability of its Common Stock, the amount and percentage of transaction costs paid by individual stockholders and the potential ability of the Company to raise capital by issuing additional shares of its Common Stock. The Board believes there are several reasons for these effects, including:

(i) many institutional investors have internal policies preventing the purchase of low-priced stocks;

(ii) certain policies and practices of broker/dealers discourage individual brokers within those firms from dealing in low-priced stocks; and

(iii) because the brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Company's Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the Company's share price was substantially higher.

         The Board of Directors anticipates that a reverse stock split in the range of 1-for-5 to 1-for-10 will result in a trading price for the Company's Common Stock of at least $1.00 per share. The Board also believes that the decrease in the number of shares of the Company's Common Stock outstanding as a consequence of a reverse stock split, and the anticipated increase in the price of the Company's Common Stock, could encourage interest in the Company's Common Stock and possibly promote greater liquidity for the Company's stockholders, although such liquidity could be adversely affected by the reduced number of shares outstanding after a reverse stock split. In addition, although any increase in the market price of the Company's Common Stock resulting from a reverse stock split may be proportionately less than the decrease in the number of outstanding shares, a reverse stock split could result in a market price for the Company's Common Stock that will be high enough to overcome the reluctance, policies and practices of brokers and investors referred to above and to diminish the adverse impact of trading commissions on the market for the shares.

         There can be no assurances, however, that the foregoing events will occur, or that the market price of the Company's Common Stock immediately after a reverse stock split will be maintained for any period of time. Moreover, there can be no assurance that the market price of the Company's Common Stock after a reverse stock split will adjust to reflect the exchange ratio or that the market price following a reverse stock split will either exceed or remain in excess of the current market price.

Principal Effects of a Reverse Stock Split

         If, for example, the Board of Directors elects to effect a reverse stock split of 1-for-7 prior to May 17, 2003, then each share of the Company's Common Stock outstanding as of the record date chosen by the Board will, immediately and automatically, be changed as of the effective date of the reverse stock split, into one seventh (1/7) of a share of the Company's Common Stock. In addition, the number of shares of the Company's Common Stock subject to outstanding options, warrants and other convertible securities issued by the Company will be reduced by a factor of seven, and the exercise or conversion price thereof will be proportionately increased by a factor of seven. No fractional shares of the Company's Common Stock will be issued in connection with a reverse stock split. Holders of the Company's Common Stock who would otherwise receive a fractional share of the Company's Common Stock pursuant to a reverse stock split will receive cash in lieu of the fractional share as explained more fully below. The par value of the Company's Common Stock would remain unchanged at $.04 per share, and the number of authorized shares of the Company's Common Stock would remain unchanged.

         If the Board of Directors elects to effect a reverse stock split prior to May 17, 2003, the Board of Directors will fix a record date for determination of shares subject to the split. As of the date of this Proxy Statement, the Board of Directors had not fixed a record date for a reverse stock split. As of March 18, 2002, there were 85,281,215 shares of the Company's Common Stock issued and outstanding. If additional shares of the Company's Common Stock are issued or redeemed, the actual number of shares issued and outstanding before and after a reverse stock split will increase or decrease accordingly.

         Because the reverse stock split will apply to all issued and outstanding shares of the Company's Common Stock and outstanding rights to purchase the Company's Common Stock or to convert other securities into the Company's Common Stock, a reverse stock split will not alter the relative rights and preferences of existing stockholders. Because the number of authorized shares of the Company's Common Stock would remain unchanged, the amendment will, however, effectively increase the number of shares of the Company's Common Stock available for future issuances by the Board of Directors.

         If the Board of Directors elects to effect a reverse stock split prior to May 17, 2003, some stockholders may consequently own less than one hundred shares of the Company's Common Stock. A purchase or sale of less than one hundred shares (an "odd lot" transaction) may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers. Therefore, those stockholders who own less than one hundred shares following a reverse stock split may be required to pay moderately higher transaction costs should they then determine to sell their shares of the Company's Common Stock.

         Stockholders have no right under Delaware law or the Company's Resated Certificate of Incorporation or By-Laws to dissent from the reverse stock split or to dissent from the payment of cash in lieu of issuing fractional shares.

Cash Payment in Lieu of Fractional Shares

         If the Board of Directors elects to effect a reverse stock split, no fractional shares will be issued as a result. In lieu of any fractional shares to which a holder of the Company's Common Stock would otherwise be entitled as a result of the reverse stock split, the Company shall pay cash equal to such fractional share multiplied by the average of the high and low trading prices of the Common Stock (as adjusted to reflect the reverse stock split) during regular trading hours for the five (5) trading days immediately preceding the effective time of the reverse stock split, which amount is hereby determined to equal the fair market value of the Common Stock at the effective time of the reverse stock split.

Federal Income Tax Consequences

         The following description of the material federal income tax consequences of the reverse stock split is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. This discussion is for general information only and does not discuss the tax consequences, which may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

     In general, the federal income tax consequences of the reverse stock split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of the Company's Common Stock in exchange for their old shares of the Company's Common Stock. The Company believes that because the reverse stock split is not part of a plan to increase periodically a stockholder's proportionate interest in the Company's assets or earnings and profits, the reverse stock split will likely have the following federal income tax effects:

o A stockholder who receives solely a reduced number of shares of the Company's Common Stock will not recognize gain or loss. In the aggregate, such a stockholder's basis in the reduced number of shares of the Company's Common Stock will equal the stockholder's basis in its old shares of the Company's Common Stock.

o A stockholder who receives cash in lieu of a fractional share as a result of the reverse stock split will generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code, which distribution will be taxed as either a distribution under Section 301 of the Code or an exchange to such stockholder, depending on that stockholder's particular facts and circumstances. Generally, a stockholder receiving such a payment would recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share. In the aggregate, such a stockholder's basis in the reduced number of shares of the Company's Common Stock will equal the stockholder's basis in its old shares of the Company's Common Stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash.

o The Company will not recognize any gain or loss as a result of the reverse stock split
..
Board Discretion to Implement the Reverse Stock Split

     The Board of Directors may, in its sole discretion, at any time prior to May 17, 2003, authorize a reverse stock split of not more than 1-for-10 and not less than 1-for-5 and file the amendment to the Company's Restated Certificate of Incorporation substantially in the form attached to this Proxy Statement as Exhibit B with the Delaware Secretary of State. The determination by the Board of Directors will be based on a number of factors, including market conditions, existing and expected trading prices for the Company's Common Stock and the likely effect of business developments on the market price for the Company's Common Stock. Notwithstanding the approval of the reverse stock split, the Board of Directors may, in its sole discretion, determine not to implement the reverse stock split.
Recommendation

         The affirmative vote of holders of at least a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the proposal is required for the authorization of the Stock Split. Unless indicated to the contrary, the enclosed proxy will be voted FOR the Stock Split. Votes "withheld" or abstaining from voting or broker non-votes will have no effect on the authorization of the Stock Split.

                   The Board recommends that stockholders vote
                              FOR the Stock Split.

                                   PROPOSAL 3


TO RATIFY THE BOARD OF DIRECTORS' SELECTION OF CRISP HUGHES
EVANS AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED JUNE 30, 2002

         The Audit Committee of the Board has selected CHE as the independent auditors of the Company for the fiscal year ending June 30, 2002. Ernst & Young LLP examined the Company's financial statements for the fiscal year ended June 30, 2001. The Company has been advised by CHE that neither it nor any member of CHE has any financial interest, direct or indirect, in the Company or any of its subsidiaries. In addition to examining and reporting upon the Company's financial statements, CHE will also review the Company's filings with the SEC and provide consultations on financial statement implications of matters under consideration by the Company.


         CHE replaced Ernst & Young, who served as independent auditors of the Company for the fiscal years ended June 30, 2001 and 2000 and whom the Company dismissed on January 31, 2002. The Company's independent auditor's report on the financial statements for the years preceding the dismissal of Ernst & Young did not contain an adverse opinion or disclaimer opinion, nor was it modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the Audit Committee. There were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The Company had no discussions with CHE as to specific accounting matters or type of opinion that might be rendered, other than those related to the normal engagement of certifying accountants. CHE conducted the independent audit of Avenel Ventures, Inc., a subsidiary of the Company, which the Company acquired in February 2001, for the period ended December 31, 2000. Crisp Hughes Evans LLP, is one of the top 5 accounting firms in the Southeast and one of the top 50 in the nation. Bowman's Accounting Report ranks them as one of the top 25 "Best of the Best" accounting firms in the country.


Recommendation

         The affirmative vote of holders of at least a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the proposal is required for the ratification of the Auditor Appointment. Unless indicated to the contrary, the enclosed proxy will be voted FOR the Auditor Appointment. Votes "withheld" or abstaining from voting or broker non-votes will have no effect on the ratification of the Auditor Appointment.

                   The Board recommends that stockholders vote
                          FOR the Auditor Appointment.

                                    AUDITORS

         As described in Proposal 3 above, the Company has selected CHE as its independent auditors for the fiscal year ended June 30, 2002. CHE replaces Ernst & Young, who served as independent auditors of the Company for the fiscal years ended June 30, 2001 and 2000 and whom the Company dismissed on January 31, 2002. The Company has been advised that a representative of CHE will be present at the Meeting and will have the opportunity to make a statement at the Meeting if such representative so desires. The representative will also be available to answer questions and provide information to the stockholders. The Company does not expect that any representatives of Ernst & Young will be available at the Meeting.

                                  OTHER MATTERS

         The Board does not know of any other matters that may come before the Meeting. If any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their best judgment on such matters.

                              STOCKHOLDER PROPOSALS
         Propasals of Stockholders intended to be presented at the Company's Meeting of Stockholders for fiscal year ended June 30, 2002, must be received by the Company no later than August 30, 2002, in order to be included in the proxy statement and the proxy relating to that annual meeting.

         Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Meeting, and your cooperation will be appreciated. Stockholders who attend the Meeting may vote their shares personally even though they have sent in their proxies.


                                   By Order of the Board,


                                  --------------------------------------
                                  Michael D. Pruitt
                                  Chairman of the Board, Chief Executive Officer and President

Charlotte, North Carolina
April 15, 2002

                                                                        [PROXY]
                          eRESOURCE CAPITAL GROUP, INC.
                       5935 Carnegie Boulevard, Suite 100
                               Charlotte, NC 28209

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 17, 2002


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        OF eRESOURCE CAPITAL GROUP, INC.


         The undersigned holder of shares of Common Stock of eRESOURCE CAPITAL GROUP, INC., a Delaware corporation (the "Company"), hereby appoints Michael D. Pruitt and John W. Van Heel, and each of them, with full power of substitution, to vote as specified hereon at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held at the Homewood Suites hotel, located at 755 Currency Circle, Lake Mary, Florida 32746, on May 17, 2002 at 11:00 a.m., local time, and at any adjournments or postponements thereof, with all powers (other than the power to revoke the proxy or vote the proxy in a manner not authorized by the executed form of proxy on the reverse side hereof) that the undersigned would have if personally present at the Annual Meeting, to act in his, her or its discretion upon any other matter or matters that may properly be brought before the Annual Meeting and to appear and vote all the shares of Common Stock of the Company that the undersigned may be entitled to vote. The undersigned hereby acknowledges receipt of the accompanying Proxy Statement and Annual Report, for the fiscal year ended June 30, 2001, on Form 10-KSB to Stockholders, and hereby revokes any proxy or proxies heretofore given by the undersigned relating to the Annual Meeting.


       This proxy may be revoked at any time prior to the voting thereof.

           The Board of Directors recommends a vote FOR each proposal.

                 (Continued and to be signed on the other side)

The Board of Directors recommends a vote FOR the following proposals:


1. To elect the six nominees listed below to the Board of Directors of the Company.

        ___FOR all nominees (except as marked below)
        ___WITHHOLD authority to vote for all nominees

NOMINEES: Dr. James A. Verbrugge, Sylvia A. de Leon, Eric R. Black, Paul B. Johnson, Michael D. Pruitt and Melinda Morris Zanoni.

INSTRUCTIONS: To withhold authority to vote for any nominee, enter the name of such nominee in the space provided below:
-------------------------------------------------------------------------------

2. Authorization for the Board of Directors, in its sole discretion, to amend the Company's Restated Certificate of Incorporation to effect a reverse stock split of no more than 1-for-10 and no less than 1-for-5 of the issued and outstanding shares of the Company's Common Stock without further approval or authorization of the Company's stockholders;

___FOR                      ____AGAINST                           ____ABSTAIN

3. To ratify the Board of Directors' selection of Crisp Hughes Evans LLP as the Company's independent auditors for the fiscal year ended June 30, 2002.

___FOR                      ____AGAINST                           ____ABSTAIN


         UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED FOR ALL OF THE PROPOSALS ABOVE.


                                    Signature:
                                                     -------------------------
                                   Print name:
                                                     -------------------------


                                    Signature if
                                    jointly held:
                                                     ---------------------------


                                    Print name:
                                                     ---------------------------


                                    Dated:                                , 2002
                                                     ---------------------------


                                    Please date and sign as name appears hereon.
                                    When signing as executor, administrator, trustee, guardian or attorney, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized corporate officer. If a partnership, please sign in partnership name by authorized person. Joint owners should each sign.

                                    EXHIBIT A

                             AUDIT COMMITTEE CHARTER

                                  May 16, 2000

                                ----------------

                                   ARTICLE I.
                                    PURPOSE

        The audit committee assists the board of directors in fulfilling its oversight responsibilities relating to the accounting and reporting practices of the corporation. The audit committee's primary responsibilities are to serve as an independent and objective party to review the corporation's auditing, accounting and financial reporting processes. The audit committee will primarily fulfill these responsibilities by carrying out the activities enumerated in
Article V of this charter.

                                   ARTICLE II.
                     RELATIONSHIP WITH THE OUTSIDE AUDITORS

        The corporation's outside auditing firm is ultimately responsible to the board of directors and the audit committee. The board of directors, acting through the audit committee, has the ultimate authority and responsibility to select, evaluate and replace the outside auditors.

        Management is responsible for preparing the corporation's financial statements. The corporation's outside auditors are responsible for auditing the financial statements. The activities of the audit committee are in no way designed to supersede or alter these traditional responsibilities.

        The corporation's outside auditors and management have more available time and information about the corporation than does the audit committee. Accordingly, the audit committee's role does not provide any special assurances with regard to the corporation's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the outside auditors.

                                  ARTICLE III.
                                   COMPOSITION

        The audit committee shall be comprised of three or more directors as determined by the board. The board of directors shall also designate a chairperson of the audit committee. Each member of the audit committee shall be independent of management of the corporation and shall have no relationship that might, in the opinion of the board of directors, interfere with the exercise of his or her independent judgment. The members of the audit committee shall satisfy at all times the requirements for audit committee membership of any exchange on which the corporation's securities are listed or of any applicable law. The board of directors shall determine, in its business judgment, whether the members of the audit committee satisfy all such requirements.

                                   ARTICLE IV.
                                    MEETINGS

        The audit committee shall meet regularly and as circumstances dictate. Regular meetings of the audit committee may be held without notice at such time and at such place as shall from time to time be determined by the chairperson of the audit committee, the president or the secretary of the corporation. Special meetings of the audit committee may be called by or at the request of any member of the audit committee, any of the corporation's executive officers, the secretary, the director of internal auditing or the outside auditors, in each case on at least twenty-four hours notice to each member.

        If the board of directors, management or the outside auditors desires to discuss matters in private, the audit committee shall meet in private with such person or group.

        A majority of the audit committee members shall constitute a quorum for the transaction of the audit committee's business. Unless otherwise required by applicable law, the corporation's charter or bylaws, or the board of directors, the audit committee shall act upon the vote or consent of a majority of its members at a duly called meeting at which a quorum is present. Any action of the audit committee may be taken by a written instrument signed by all of the members of the audit committee. Meetings of the audit committee may be held at such place or places as the audit committee shall determine or as may be specified or fixed in the respective notices or waivers of a meetings. Members of the audit committee may participate in audit committee proceedings by means of conference telephone or similar communications equipment by means of which all persons participating in the proceedings can hear each other, and such participation shall constitute presence in person at such proceedings

                                   ARTICLE V.
                               SPECIFIC ACTIVITIES

        Without limiting the audit committee's authority, the audit committee shall carry out the following specific activities.

Section 5.1.  Review of Documents and Reports

         (a)      Review and reassess this charter at least annually.

         (b) Review each of the corporation's Annual Reports on Form 10-K, including the corporation's year-end financial statements, before its release. Consider whether the information contained in the Annual Reports on Form 10-K is adequate and consistent with the members' knowledge about the corporation and its operations. Recommend that the audited financial statements be included in the Annual Report on Form 10-K.

         (c) Review the internal reports to management prepared by the internal auditors and management's response.

Section 5.2.  Outside Auditors

(a) Recommend to the board of directors the selection of the outside auditors, considering independence and effectiveness and approve the fees and other compensation to be paid to the outside auditors. The audit committee shall receive the written disclosures required by generally accepted auditing standards. On an annual basis, the audit committee shall require the outside auditors to provide the audit committee with a written statement delineating all relationships between the outside auditors and the corporation. The audit committee shall actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor. The audit committee shall recommend that the board of directors take appropriate action in response to the outside auditors' report to satisfy itself of the outside auditors' independence.

(b) Review with the outside auditors prior to the annual audit the scope and approach of the annual audit and after the annual audit results.

(c) Ensure that the outside auditors inform the audit committee of any fraud, illegal acts or deficiencies in internal control of which they become aware and communicate certain required matters to the audit committee.

         (d) Review with the outside auditors their performance and recommend to the board of directors any proposed discharge of the outside auditors when circumstances warrant.

         (e) Direct and supervise special audit inquiries by the internal or outside auditors as the board of directors or the audit committee may request.

Section 5.3.  Financial Reporting Processes

                  Review significant accounting and reporting issues, including recent professional and regulatory pronouncements or proposed pronouncements, and understand their impact on the corporation's financial statements.

Section 5.4.  Process Improvement

         (a) Ensure that significant findings and recommendations made by the internal and outside auditors are received and discussed on a timely basis with the audit committee and management.

         (b) Review any significant disagreement between management and the outside auditors in connection with the execution of the annual audit or the preparation of the financial statements.

Section 5.5.  Reporting Responsibilities

                  Regularly update the board of directors about audit committee activities and make appropriate recommendations.

                                   ARTICLE VI.
                                  MISCELLANEOUS

        The audit committee may perform any other activities consistent with this charter, the corporation's charter and bylaws and governing law, as the audit committee or the board deems necessary or appropriate.

                                    EXHIBIT B

                        RESTATED CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          eRESOURCE CAPITAL GROUP, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the "Corporation") is eResource Capital Group, Inc.

2. The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article FOURTH thereof in its entirety and by substituting in lieu of said Article FOURTH the following:

          "FOURTH: (A) The aggregate number of shares of stock of all classes which the Corporation shall have authority to issue is 210,000,000 shares, of which 200,000,000 shares shall be common stock of the par value of $.04 per share (the "Common Stock") and 10,000,000 shares shall be preferred stock of the par value of $.01 per share (the "Preferred Stock").

         (B) That, effective at 5:00 p.m., eastern time, on the filing date of this Restated Certificate of Amendment of Certificate of Incorporation (the "Effective Date"), each [number of shares to be approved by the Corporation's Board of Directors, not to exceed 10 and not to be less than 5] issued and outstanding shares of Common Stock shall be combined, reclassified and changed into 1 share of Common Stock of the Corporation; provided, however, in lieu of any fractional interests in shares of Common Stock to which any stockholder would otherwise be entitled pursuant hereto (taking into account all shares of capital stock owned by such stockholder), such stockholder shall be entitled to receive a cash payment equal to such fractional share multiplied by the then fair market value of the Common Stock as determined by the Board of Directors of the Corporation.

         (C) The Board, or a duly authorized committee thereof, is authorized, subject to limitations prescribe by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series shall include but not be limited to, determination of the following:

             (1) the number of shares  constituting  that series and the distinctive  designation  of
                that series;
             (2) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;
             (3) whether that series shall have voting rights, in additions to the voting rights provided by law, and , if so, the terms of such voting rights;
             (4) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine;
             (5) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
             (6) whether that series shall have a sinking fund for the
                redemption or purchase of that series, and if so, the terms and amount of such sinking fund;

             (7) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and
             (8) any other relative rights, preferences and limitations of that series.

         Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holder of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

3. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, on April 10, 2002 the Board of Directors of the Corporation adopted at a meeting a resolution setting forth the foregoing amendment and declaring said amendment to be advisable and directing that it be submitted to and considered by the stockholders of the Corporation for approval.

4. The stockholders of the Corporation duly approved the foregoing amendment in accordance with Section 228 of the General Corporation Law of the State of Delaware.

Signed this ____ day of  _____, 200__.




                                          By:  _______________________________
                                          Name:
                                          Title: